Exhibit 99.1

Contacts:

Kevin Gregory	Mark Trinske
Senior Vice President, Chief Financial Officer	Vice President, Investor Relations
(734) 997-4925	(734) 997-4910
kevin.gregory@proquest.com	mark.trinske@proquest.com

PROQUEST COMPANY REPORTS GROWTH IN REVENUE, EARNINGS

AND OPERATING CASH FLOW FOR 2003

ANN ARBOR, Mich., February 19, 2004 – ProQuest Company (NYSE: PQE), a leading publisher of information solutions for the education, automotive, and outdoor power markets, today reported increased revenue, earnings and operating cash flow for the fiscal year ended January 3, 2004.

For the full year 2003, revenue grew to $469.7 million, a 10 percent increase over 2002. Net earnings were $49.8 million, up 13 percent over pro forma 2002. Earnings per share were $1.75 per fully diluted share, up 6 percent over pro forma 2002 earnings of $1.65. During 2003, the company took a charge of $1.5 million after-tax for an executive’s compensation plan based on stock price. Excluding this charge, pro forma net earnings were up 17 percent to $51.3 million, or $1.80 per fully diluted share. Cash flow from operations was $119.6 million for the full year, up $49.3 million over 2002.

“We made excellent progress on many important fronts this year. We entered content agreements with prestigious publishing partners, introduced new products and product enhancements that were well received by our markets, and signed new and renewed agreements with several of the world’s top automotive OEMs. During 2003, we significantly increased our presence in the growing K-12 market with the acquisitions of Bigchalk and SIRS Publishing,” said Alan Aldworth, president and chief executive officer of ProQuest Company.

Aldworth continued, “We believe that the ProQuest business model is capable of generating significant free cash flow. During 2003, we surpassed the high end of our free cash flow guidance, generating $48.8 million. I am very pleased with ProQuest’s 2003 performance.”

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ProQuest Reports Q4 and Full Year 2003 Earnings, Page 2 of 14

Consolidated Full Year 2003 Financial Highlights

•	Revenue increased 10 percent to $469.7 million, compared to $428.3 million for the prior year.

•	EBIT was $94.7 million, up 6 percent over 2002 EBIT of $89.6 million. EBIT was $97.0 million excluding a charge of $2.3 million for an executive’s compensation plan. This represents an increase of 8 percent over 2002.

•	Net earnings increased 13 percent to $49.8 million, or $1.75 per fully diluted share. Excluding the charge of $1.5 million (after-tax) for an executive’s compensation plan, pro forma net earnings for fiscal 2003 were $51.3 million, or $1.80 per fully diluted share. This was an increase of 17 percent compared to pro forma net earnings of $43.9 million or $1.65 per fully diluted share one year ago. Pro forma net earnings and pro forma fully diluted EPS for 2002 exclude a one-time tax benefit of $3.6 million, or $0.13 per share; a loss of $5.1 million, or $0.19 per share, related to the settlement of interest rate swaps; and a gain on sales of discontinued operations of $0.6 million, or $0.02 per share.

•	Free cash flow was $48.8 million, an increase of $59.3 million over fiscal 2002. (The company defines free cash flow as operating cash flow less capital expenditures and software spending.)

•	Capital expenditures and software spending decreased 12 percent to $70.8 million, from $80.8 million in fiscal 2002. Capital expenditures were 15 percent of revenue versus 19 percent of revenue in 2002.

“One of the metrics ProQuest management uses to measure the company’s success is the cash conversion rate, which is free cash flow as a percent of net income,” said Kevin Gregory, senior vice president and chief financial officer of ProQuest Company. “In 2002, we established the goal of increasing the company’s cash conversion rate to 100 percent by 2005. We made great strides during 2003. Excluding the tax refund of $13.1 million, which we received in the first quarter of 2003, we generated $35.7 million in free cash flow. This represents a cash conversion rate of 70 percent compared to negative free cash flow in 2002,” Gregory added.

Fourth Quarter 2003 Financial Highlights

•	Revenue was $126.0 million, an increase of 14 percent compared to $110.2 million in the fourth quarter of 2002.

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ProQuest Reports Q4 and Full Year 2003 Earnings, Page 3 of 14

•	EBIT was $26.5 million, up 11 percent compared to 2002 fourth quarter EBIT of $23.9 million. Excluding a charge of $1.5 million for an executive’s compensation plan, EBIT was $28.0 million, an increase of 17 percent.

•	Net earnings increased slightly to $14.6 million, or $0.51 per fully diluted share. Excluding a charge of $1.0 million (after-tax) for an executive’s compensation plan, pro forma net earnings were $15.6 million, or $0.54 per fully diluted share, an 8 percent increase compared to pro forma net earnings of $14.4 million, or $0.51 per fully diluted share, for the same quarter one year ago. The 2002 pro forma figures exclude a one-time tax benefit of $3.6 million, or $0.13 per share, and a gain on sales of discontinued operations of $0.6 million, or $0.02 per share.

•	Free cash flow was $44.9 million, compared to $30.1 million of free cash flow generated in the fourth quarter of 2002, an improvement of $14.8 million.

•	Capital expenditures and software spending decreased by 7 percent to $17.2 million.

•	Debt, net of cash, was $187.3 million, a seasonal decrease of $42.9 million during the quarter.

ProQuest Business Solutions

Financial Highlights

•	Fourth-quarter revenue increased 5 percent to $50.3 million.

•	Fourth-quarter EBIT was flat compared to 2002 at $15.0 million.

•	Full-year revenue was $190.2 million, an increase of 6 percent over 2002.

•	Full-year EBIT was $55.9 million, a 7 percent increase over the prior year.

Fourth Quarter Overview

Automotive

Business Solutions’ growth in the fourth quarter was driven by increases in revenue from automotive performance management products, which grew 23 percent to $10.0 million. Sales of automotive parts and service products were up slightly to $32.5 million.

During the quarter, long-term contracts were signed with Toyota Motor Corporation to provide ProQuest’s automotive business planning product to dealers across Europe. The company also signed a contract with Ford Europe to provide our automotive business management product. In addition, exclusive worldwide agreements were signed with DaimlerChrysler AG and General Motors Europe to provide them with automotive electronic parts catalogs.

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ProQuest Reports Q4 and Full Year 2003 Earnings, Page 4 of 14

Outdoor Power

Sales of electronic products for the outdoor power market grew 14 percent to $7.3 million in the quarter. This increase was primarily the result of increased sales of the company’s new dealer management system for smaller dealerships and dealer upgrades from UNIX-based to Windows-based products.

Sales of parts information on microfilm were $2.1 million in 2003 compared to $4.7 million in 2002. We exited the microfilm business at Business Solutions in the fourth quarter, transferring our remaining microfilm customers to a third party provider.

ProQuest Information and Learning

Financial Highlights

•	Fourth-quarter revenue increased 21 percent to $75.7 million.

•	Fourth-quarter EBIT increased 56 percent to $17.5 million.

•	Full-year revenue increased 12 percent to $279.5 million.

•	Full-year EBIT increased 12 percent to $55.1 million.

Fourth Quarter Overview

Classroom Products

Revenue from classroom products increased 15 percent over the prior year’s fourth quarter to $3.3 million. This increase came primarily from sales of coursepacks. Growth was less than expected as coursepack sales did not grow as rapidly as had been planned. However, sales of electronic coursepacks showed strong growth. Electronic coursepacks as a percentage of total coursepack sales increased to 28 percent in 2003 from 17 percent in 2002.

Published Products

Fourth quarter revenue from Information and Learning’s published products grew 31 percent over the same quarter last year, to $28.5 million. Revenue from Digital Vault Initiative products grew by 31

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ProQuest Reports Q4 and Full Year 2003 Earnings, Page 5 of 14

percent to $8.1 million, driven by increased sales of ProQuest Historical Newspapers. Revenue from the flagship ABI/INFORM product and other specialty products grew by 10 percent in the fourth quarter to $17.3 million.

Published products also benefited from the acquisition of SIRS. Incremental revenue from SIRS was $3.1 million for the fourth quarter. Without SIRS products, published products would have grown 16 percent over the fourth quarter of 2002.

General Reference Products

Sales of general reference products increased over the fourth quarter of 2002 by 48 percent to $18.2 million. This was a result of $4.6 million of incremental revenue from Bigchalk. Excluding Bigchalk, year-over-year growth in general reference products was 10 percent.

In the fourth quarter, sales of reseller products increased to $3.2 million. Also in the fourth quarter, we signed new content agreements with premier publishing partners The New England Journal of Medicine, Oxford Analytica, and Cambridge Scientific Abstracts.

Traditional Products (non-electronic)

Sales of traditional products were $25.7 million, flat compared to the fourth quarter of 2002. The library funding environment continued to affect sales of archival backfile microfilm and topical microfilm collections.

Executive Option Grant

On February 4, 2004, the Compensation Committee of ProQuest’s Board of Directors proposed an option grant for six company executives.

Under the proposed grant, these executives will receive rights to 2,329,500 options. This is the number of options that would have been normally granted over a five year period to this group of executives. These options vest after seven years. If certain stock price thresholds are met, vesting will be accelerated. The stock price thresholds represent an 8 percent to 10 percent sustained annual growth rate of ProQuest common stock. If these thresholds are not met, no options will be accelerated. If the stock price thresholds are met and acceleration occurs, there is an additional requirement of continued service of five years before full vesting occurs.

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ProQuest Reports Q4 and Full Year 2003 Earnings, Page 6 of 14

In order for this grant to become effective, the company must receive shareholder approval to increase the number of shares available under the ProQuest Strategic Performance Plan. The Compensation Committee and executive management believe this option grant aligns management with long-term shareholder interests and will commit a successful management team to deliver at or above market returns over a five-year period. Further disclosure of the details of the grant will be available in the 2004 Proxy Statement.

Outlook and Guidance

The company’s three- to five-year growth projections are as follows:

•	Revenue growth is expected to be in a range of 10 to 13 percent, including 5 to 7 percent organic growth plus incremental growth from acquisitions;

•	Earnings per share growth of 10 to 13 percent;

•	Free cash flow equal to net income.

“In 2004 we expect our results to be in line with our long-term goals,” said Kevin Gregory. “This guidance assumes continued improvement in the U.S. economy, although any economic improvement will likely have only a minimal effect on library budgets in 2004 and not lead to significant library budget increases until 2005,” Gregory added.

Basis of Presentation

The financial results in this press release are presented in accordance with generally accepted accounting principles (GAAP), except for references to earnings before interest and taxes (EBIT), which excludes interest and income taxes; earnings before interest, taxes, depreciation and amortization (EBITDA), which excludes interest, income taxes, depreciation and amortization; debt, net of cash and cash equivalents (net debt); and free cash flow. Reconciliations of non-GAAP amounts to the company’s GAAP results are attached, and can also be found on the ProQuest Company website at www.proquestcompany.com.

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ProQuest Reports Q4 and Full Year 2003 Earnings, Page 7 of 14

EBIT and free cash flow are key metrics used by ProQuest Company to assess the performance of its business segments. Free cash flow also provides a measure of the company’s cash flows after all operational expenditures. EBITDA provides useful information about how ProQuest Company’s management assesses the company’s ability to fund working capital items and capital expenditures as well as service its debt. The company’s ability to fund working capital items, fund capital expenditures and service debt in the future, however, may be affected by other operating or legal requirements.

EBITDA is also a component of ProQuest’s debt covenants under both its senior notes and revolving credit facility. Debt, net of cash and cash equivalents, provides a source of consistent measurement from period to period of the company’s outstanding debt commitments, net of any cash on hand that may be utilized to pay down the debt balance.

Conference Call

To participate in a conference call and question and answer session regarding the fourth quarter with ProQuest’s senior management, call 888-688-0384 (International 706-679-7706), using the password ProQuest Company, at 5:00 p.m. (ET) on Thursday, February 19, 2004. For your convenience, the call will be taped and archived until March 5, 2004 and can be accessed by calling 706-645-9291, and entering ID#4808257. This conference call may also be accessed over the Internet at www.proquestcompany.com or www.streetevents.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at the StreetEvents website.

About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of information solutions for the education, automotive and outdoor power markets. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. It also provides dealers in the outdoor power (motorcycle, marine, recreational vehicle, lawn & garden and heavy equipment) market with management systems that enable them to manage their inventory, customer service and other aspects of their businesses.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, among other things, the company’s ability to successfully integrate acquisitions and reduce costs, global economic conditions, product demand, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

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ProQuest Company Reports Growth in Revenue, Earnings And Operating Cash Flow For 2003, Page 8 of 14

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions, Except Per Share Data)

	Fourth Quarter Ended
	Jan. 03, 2004	% of Sales	Pro Forma (2)
			Dec. 28, 2002	% of Sales
Net sales	$126.0	100%	$110.2	100%
Cost of sales	(58.4)	(46)%	(51.3)	(47)%

Gross profit	67.6	54%	58.9	53%

R&D expense	(5.6)	(4)%	(6.6)	(6)%
SG&A expense	(30.3)	(24)%	(26.1)	(23)%
Corporate expense (1)	(6.0)	(5)%	(2.3)	(2)%
Other income	0.8	—	—	—

Earnings from operations before interest and income taxes	26.5	21%	23.9	22%

Net interest expense:
Interest income	0.3	—	2.7	2%
Interest expense	(4.8)	(4)%	(5.6)	(5)%

Net interest expense	(4.5)	(4)%	(2.9)	(3)%

Earnings before income taxes	22.0	17%	21.0	19%
Income tax expense	(7.4)	(5)%	(6.6)	(6)%

Net earnings (1) (2)	$14.6	12%	$14.4	13%

Shares (Basic)	28.372		28.015
Shares (Diluted)	28.753		28.139
EPS (Basic)	0.51		0.51
EPS (Diluted) (1) (2)	0.51		0.51

(1)	Amount includes charge related to an incentive compensation plan (Corporate) that is based on our stock price, as detailed below:

	Fourth Quarter Ended
	Jan. 03, 2004
		Net of Tax	Diluted EPS
Incentive compensation	$1.5	$1.0	$0.03

Diluted earnings per share excluding these charges is $ 0.54

(2)	Amounts have been adjusted to exclude a one-time tax benefit (effective tax rate shown of 36%) and a gain on sales of discontinued operations, as displayed below:

	Fourth Quarter Ended
	Dec. 28, 2002
		Diluted EPS
Reported earnings	$18.6	$0.66

One-time tax benefit	(3.6)	(0.13)
Gain on sales of discontinued operations	(0.6)	(0.02)

Pro Forma net earnings	$14.4	$0.51

ProQuest Company Reports Growth in Revenue, Earnings And Operating Cash Flow For 2003, Page 9 of 14

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions, Except Per Share Data)

	Year to Date
			Pro Forma (2)
	Jan. 03, 2004	% of Sales	Dec. 28, 2002	% of Sales
Net sales	$469.7	100%	$428.3	100%
Cost of sales	(229.7)	(49)%	(202.8)	(47)%

Gross profit	240.0	51%	225.5	53%

R&D expense	(18.9)	(4)%	(21.5)	(5)%
SG&A expense	(110.9)	(24)%	(102.9)	(24)%
Corporate expense (1)	(16.3)	(3)%	(11.5)	(3)%
Other income	0.8	—	—	—

Earnings from operations before interest and income taxes	94.7	20%	89.6	21%

Net interest expense:
Interest income	1.4	—	4.8	1%
Interest expense	(19.1)	(4)%	(25.8)	(6)%

Net interest expense	(17.7)	(4)%	(21.0)	(5)%

Earnings before income taxes	77.0	16%	68.6	16%
Income tax expense	(27.2)	(5)%	(24.7)	(6)%

Net earnings (1) (2)	$49.8	11%	$43.9	10%

Shares (Basic)	28.192		26.190
Shares (Diluted)	28.426		26.588
EPS (Basic)	1.77		1.68
EPS (Diluted) (1) (2)	1.75		1.65

(1)	Amount includes a charge related to an incentive compensation plan (Corporate) that is based on our stock price, as detailed below:

	Year to Date
	Jan. 03, 2004
		Net of Tax	Diluted EPS
Incentive compensation	$2.3	$1.5	$0.05	*

Diluted earnings per share excluding these charges is $ 1.80

(2)	Amounts have been adjusted to exclude a one-time tax benefit (effective tax rate shown of 36%), settlement of interest rate swaps and a gain on sales of discontinued operations, as displayed below:

	Year to Date
	Dec. 28, 2002
		Diluted EPS
Reported earnings	$43.0	$1.61

One-time tax benefit	(3.6)	(0.13)
Settlement of interest rate swaps	5.1	0.19
Gain on sales of discontinued operations	(0.6)	(0.02)

Pro Forma net earnings	$43.9	$1.65

*	Originally reported as $0.1 in the press release, due to rounding to one decimal point.

ProQuest Company Reports Growth in Revenue, Earnings And Operating Cash Flow For 2003, Page 10 of 14

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions)

	Fourth Quarter Ended
	Jan. 03, 2004	Dec. 28, 2002	% Inc./ (Dec.)
Net sales

ProQuest Information and Learning	$75.7	$62.5	21%
ProQuest Business Solutions	50.3	47.7	5%

Total Net Sales	$126.0	$110.2	14%

EBIT (1), (3)

ProQuest Information and Learning	$17.5	$11.2	56%
ProQuest Business Solutions	15.0	15.0	—
Corporate / Other	(6.0)	(2.3)	(161)%

Total EBIT	$26.5	$23.9	11%

EBITDA (2), (3)

ProQuest Information and Learning	$31.3	$22.4	40%
ProQuest Business Solutions	16.6	16.2	2%
Corporate / Other	(6.0)	(2.2)	(173)%

Total EBITDA	$41.9	$36.4	15%

Other Data

Capital expenditures & software spending	$17.2	$18.5	(7)%
Debt, net of cash (3)	$187.3	$185.3	1%

(1)	EBIT is defined as earnings from continuing operations before interest and income taxes.
(2)	EBITDA is defined as EBIT plus depreciation and amortization.
(3)	See “Reconciliation of Non-GAAP Measures”.

ProQuest Company Reports Growth in Revenue, Earnings And Operating Cash Flow For 2003, Page 11 of 14

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions)

	Year to Date
	Jan. 03, 2004	Dec. 28, 2002	% Inc./ (Dec.)
Net sales

ProQuest Information and Learning	$279.5	$249.4	12%
ProQuest Business Solutions	190.2	178.9	6%

Total Net Sales	$469.7	$428.3	10%

EBIT (1), (3)

ProQuest Information and Learning	$55.1	$49.0	12%
ProQuest Business Solutions	55.9	52.1	7%
Corporate / Other	(16.3)	(11.5)	(42)%

Total EBIT	$94.7	$89.6	6%

EBITDA (2), (3)

ProQuest Information and Learning	$109.8	$91.6	20%
ProQuest Business Solutions	61.8	56.9	9%
Corporate / Other	(16.2)	(11.3)	(43)%

Total EBITDA	$155.4	$137.2	13%

Other Data

Capital expenditures & software spending	$70.8	$80.8	(12)%

(1)	EBIT is defined as earnings continuing from operations before interest and income taxes.
(2)	EBITDA is defined as EBIT plus depreciation and amortization.
(3)	See “Reconciliation of Non-GAAP Measures”.

ProQuest Company Reports Growth in Revenue, Earnings And Operating Cash Flow For 2003, Page 12 of 14

PROQUEST COMPANY AND SUBSIDIARIES

CONDENSED BALANCE SHEETS

(In Thousands)

	January 03, 2004	December 28, 2002
ASSETS

Cash and cash equivalents	$4,023	$1,782
Accounts receivable, net	94,242	103,517
Inventory, net	4,939	4,909
Other current assets	39,746	25,475

Total current assets	142,950	135,683

Net property, plant, equipment and product masters	180,745	173,230

Long-term receivables	5,106	4,635
Goodwill	303,693	247,354
Identifiable intangibles, net	9,435	692
Purchased and developed software, net	55,005	47,123
Other assets	27,102	22,800

Total assets	$724,036	$631,517

LIABILITIES AND SHAREHOLDERS’ EQUITY

Notes payable	$300	$62
Accounts payable	49,156	38,055
Accrued expenses	39,428	28,090
Current portion of monetized future billings	25,583	26,738
Deferred income	121,890	109,865

Total current liabilities	236,357	202,810

Long-term debt, less current maturities	191,000	187,000
Monetized future billings, less current portion	46,835	51,071
Other liabilities	62,444	60,880

Total long-term liabilities	300,279	298,951

Total shareholders’ equity	187,400	129,756

Total liabilities and shareholders’ equity	$724,036	$631,517

Note:	Certain reclassifications to the 2002 balance sheets have been made to conform to the 2003 presentation.

ProQuest Company Reports Growth in Revenue, Earnings And Operating Cash Flow For 2003, Page 13 of 14

PROQUEST COMPANY AND SUBSIDIARIES

CASH FLOW SCHEDULE

(In Thousands)

	Fourth Quarter Ended		Year to Date
	January 03, 2004	December 28, 2002	January 03, 2004	December 28, 2002
Operating activities:

Earnings from continuing operations	$14,551	$17,989	$49,821	$42,380
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	15,413	12,591	60,696	47,648
Deferred income taxes	5,820	1,759	26,544	7,299
Interest expense due to swap settlement	—	—	—	7,414

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	33,934	19,497	12,729	(4,732)
Inventory, net	340	(741)	167	(389)
Other current assets	(862)	5,442	(5,733)	(4,713)
Long-term receivables	(597)	(1,905)	(471)	(3,185)
Other assets	(1,843)	26	(2,111)	432
Accounts payable	528	(2,366)	4,647	(3,873)
Accrued expenses	(4,698)	(8,866)	(12,368)	(9,466)
Deferred income	(3,682)	4,831	(12,510)	(7,747)
Other long-term liabilities	3,229	338	37	(1,321)
Other, net	6	42	(1,858)	502

Net cash provided by operating activities	62,139	48,637	119,590	70,249

Investing activities:
Expenditures for property, plant, equipment, product masters and software	(17,261)	(18,540)	(70,819)	(80,795)
Acquisitions, net of cash acquired	(1,126)	(3,642)	(51,754)	(8,393)
Expenditures for discontinued operations	(490)	(1,159)	(2,540)	(16,770)

Net cash used in investing activities	(18,877)	(23,341)	(125,113)	(105,958)

Financing activities:
Net decrease in short-term debt	297	(3)	218	(830)
Proceeds from long-term debt	37,900	25,700	483,450	389,170
Repayment of long-term debt	(80,950)	(48,199)	(479,450)	(455,244)
Cash paid for settlement of interest rate swap contracts	—	—	—	(9,765)
Debt issuance costs	—	(1,654)	—	(1,654)
Monetized future billings	(380)	(1,125)	(5,391)	(11,072)
Repurchases of common stock	—	—	(1,328)	—
Proceeds from sales of common stock, net	—	—	—	123,295
Proceeds from exercise of stock options, net	500	541	10,076	5,124

Net cash provided by (used in) financing activities	(42,633)	(24,740)	7,575	39,024

Effect of exchange rate changes on cash	(461)	116	189	(2,028)

Increase (decrease) in cash and cash equivalents	168	672	2,241	1,287

Cash and cash equivalents, beginning of period	3,855	1,110	1,782	495

Cash and cash equivalents, end of period	$4,023	$1,782	$4,023	$1,782

Note:	Certain reclassifications to the 2002 cash flow statement have been made to conform to the 2003 presentation.

ProQuest Company Reports Growth in Revenue, Earnings And Operating Cash Flow For 2003, Page 14 of 14

PROQUEST COMPANY AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(In Millions)

Reconciliations of non-GAAP measures to GAAP measures:

EBITDA & EBIT

	Fourth Quarter Ended January 03, 2004				Fourth Quarter Ended December 28, 2002
	PQIL	PQBS	Corp./ Other	Total	PQIL	PQBS	Corp./ Other	Total
EBITDA	$31.3	$16.6	$(6.0)	$41.9	$22.4	$16.2	$(2.2)	$36.4
Less: Depreciation & amortization	(13.8)	(1.6)	—	(15.4)	(11.2)	(1.2)	(0.1)	(12.5)

EBIT	$17.5	$15.0	$(6.0)	$26.5	$11.2	$15.0	$(2.3)	$23.9

Less: Net interest expense				(4.5)				(2.9)
Income tax expense				(7.4)				(6.6)
One-time tax benefit				—				3.6
Gain on sales of discontinued operations				—				0.6

Net earnings				$14.6				$18.6

	Year to Date Ended January 03, 2004				Year to Date Ended December 28, 2002
	PQIL	PQBS	Corp./ Other	Total	PQIL	PQBS	Corp./ Other	Total
EBITDA	$109.8	$61.8	$(16.2)	$155.4	$91.6	$56.9	$(11.3)	$137.2
Less: Depreciation & amortization	(54.7)	(5.9)	(0.1)	(60.7)	(42.6)	(4.8)	(0.2)	(47.6)

EBIT	$55.1	$55.9	$(16.3)	$94.7	$49.0	$52.1	$(11.5)	$89.6

Less: Net interest expense				(17.7)				(21.0)
Income tax expense				(27.2)				(24.7)
Settlement of interest rate swaps (net of tax)				—				(5.1)
One-time tax benefit				—				3.6
Gain on sales of discontinued operations				—				0.6

Net earnings				$49.8				$43.0

Debt, net of cash and cash equivalents

	Jan. 03, 2004	Dec. 28, 2002	Sep. 27 2003
Long-term debt, less current maturities	$191.0	$187.0	$234.1
Current maturities of long-term debt	—	—	—
Notes payable	0.3	0.1	—
Less: Cash and cash equivalents	(4.0)	(1.8)	(3.9)

Debt, net of cash	$187.3	$185.3	$230.2

Free cash flow

	Fourth Quarter Ended		Year to Date
	Jan. 03, 2004	Dec. 28, 2002	Jan. 03, 2004	Dec. 28, 2002
Net cash (used in) provided by operating activities	$62.1	$48.6	$119.6	$70.3
Expenditures for property, plant, equipment, product masters, and software	(17.2)	(18.5)	(70.8)	(80.8)

Free cash flow	$44.9	$30.1	$48.8	$(10.5)
Less: Tax refund	—	—	(13.1)	—

Free cash flow, net of tax refund	$44.9	$30.1	$35.7	$(10.5)

Adjusted for charges

	Fourth Quarter Ended Jan. 03, 2004			Year to Date Ended Jan. 03, 2004
	EBIT	Net earnings	Diluted EPS	EBIT	Net earnings	Diluted EPS
As reported	$26.5	$14.6	$0.51	$94.7	$49.8	$1.75
Add back:
Incentive compensation	1.5	1.0	0.03	2.3	1.5	0.05

Amount excluding charges	$28.0	$15.6	$0.54	$97.0	$51.3	$1.80